UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 4, 2008 (June 3, 2008)
ADVOCAT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction	(Commission File	(Employer Identification
of incorporation)	Number)	Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926
(Address of principal executive offices)
(615) 771-7575
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory arrangements of Certain Officers.
On June 3, 2008, the Board of Directors named new members to its Board committees. The new Board Committees are as follows:

Audit Committee:	Chairman: William C. O’Neil, Jr.
Members: Richard M. Brame; Robert Z. Hensley; and Chad A. McCurdy.

Compensation Committee:	Chairman: Richard M. Brame;
Members: William C. O’Neil, Jr. and Wallace E. Olson.

Nominating and Corporate	Chairman: Robert Z. Hensley;
Governance Committee:	Members; Wallace E. Olson and Chad A McCurdy

On June 3, 2008, the Board of Directors also approved the restructuring of the directors’ plan of compensation, effective July 1, 2008. The new plan is expected to result in approximately the same level of compensation to the directors as the current plan, but would result in less compensation than the existing plan if the number of meetings were to increase. The new plan of compensation includes to following:

Annual retainers:(1)
Board Members	$30,000	per year

Board and Committee Chair annual retainers: (2)
Board	$20,000	per year
Audit Committee Chairman	$15,000	per year
Nominating & Corporate Governance Committee Chairman	$7,500	per year
Compensation Committee Chairman	$7,500	per year

Meeting fees:
Board meetings attended in person (3)	$2,500	each
Planned Committee meetings (4)	$2,000	each
Additional telephonic Board or Committee meetings	$500	each
Non-planned Committee meetings on day of other meeting	$500	each

(1)	The Board annual retainer is paid quarterly to each member of the Board.

(2)	Chair annual retainers are paid quarterly to the Chairman of each committee, in addition to the annual retainer to all Board Members.

(3)	The Board has six planned meetings during the year, but may call special meetings as needed. If the special meeting is attended in person, the fee is $2,500; if the special meeting is attended telephonically, the fee is $500.

(4)	The Audit Committee has four planned meetings during the year and the Corporate Governance and Nominating Committee and the Compensation Committee each have two planned meetings during the year. Each committee may call special meetings as needed. If the Committee special meeting is attended in person, the fee is $2,000; if the Committee special meeting is attended telephonically or is the same day as another meeting, the fee is $500.

Item 8.01.	Other Events.
On June 3, 2008, the Company announced the results of its annual shareholders’ meeting. In addition, the Company announced the termination of the period for appeal of its previously announced certificate of need granted in West Virginia. A press release regarding these announcements is attached as an exhibit hereto.
On June 4, 2008, the Company announced that William R. Council III, the Company’s CEO, will present at the Jefferies 2nd Annual Healthcare Conference to be held in New York City on June 24th-26th. A press release regarding this announcement is attached as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits

Number	Exhibit
99.1	Press release dated June 3, 2008
99.2	Press release dated June 4, 2008
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle, Jr.
L. Glynn Riddle, Jr.
Chief Financial Officer

Date: June 4, 2008

EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated June 3, 2008.
99.2	Press Release dated June 4, 2008.